UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                JUMP'N JAX, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Utah                                              87-0649332
--------------------------------                      ------------------------
 (State or other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                       Identification Number)

       511 East St. George Boulevard, Suite No. 3, St. George, Utah 84770
               (Address of principal executive offices) (Zip Code)

Securities to be  registered  pursuant to Section 12(b) of the Act:

Title of each class                               Name of each exchange on which
to be so registered                               each class is to be registered
-------------------                               ------------------------------
       None                                                    None

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. X

Securities  Act  registration  statement file number to which this form relates:
333-118872 (if applicable)

Securities to be  registered  pursuant to Section 12(g) of the Act:

                         Common Stock, $0.001 par value
                            ------------------------
                                (Title of class)


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.       Description of Registrant's Securities to be Registered.

     For a description of the securities to be registered hereunder, reference is made to the information set forth under the heading "Description of Common Stock" contained in the Registration Statement on Form SB-2 (File No. 333-118872) of Jump'n Jax, Inc., initially filed with the Securities and Exchange Commission on September 9, 2004, as amended from time to time, and the information set forth under the heading "Description of Common Stock" contained in the prospectus filed with the Securities and Exchange Commission on January 6, 2005 pursuant to Rule 424(b)(1) of the Securities Act of 1933, which information is hereby incorporated by reference.

     In addition to the information set forth above, it is duly noted that Jump'n Jax, Inc. effected a forward stock split of its issued and outstanding shares of common stock on a three shares for one share basis to shareholders of record on January 14, 2005, and delivered to shareholders on January 21, 2005. As a result of the reverse stock split and as of the date hereof, there is a total of 2,824,170 shares of common stock currently issued and outstanding.

Item 2.       Exhibits.

     The following exhibits have been previously filed with the Securities and Exchange Commission and are hereby incorporated by reference as indicated below.

Exhibit No.                  Exhibit Name
-----------                  ------------

    3.1(1)        Articles of Incorporation
    3.2(1)        By-Laws
    4.1(1) Instrument defining rights of holders (See Exhibit No. 3.1, Articles of Incorporation)
--------------

   (1) Filed as exhibit to Form SB-2 registration statement filed September 9, 2004.

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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       JUMP'N JAX, INC.



Date: January 31, 2005                 By:   /S/     JAMES TODD WHEELER
                                          --------------------------------------
                                           James Todd Wheeler
                                           President and Chief Executive Officer



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